Exhibit 99.1
180 Connect, Inc.
2007 Long-Term Incentive Plan
(the “Plan”)
Stock Option Agreement
     This Stock Option Agreement (the “Agreement”) confirms the grant on ______ ___, 200_ (the “Grant Date”) by 180 CONNECT, INC., a Delaware corporation (the “Company”), to «First_Name» «Last_Name» (“Employee”), for the purposes set forth in Section 1 of the Plan, of options to purchase shares of the Company’s Common Stock (“Stock Options”), par value $0.0001 per share (the “Shares”), at the exercise price specified below pursuant to Section 7 of the Plan, as follows:

Shares covered by Stock Options:	«Final_Approved_Grant» Shares

Exercise Price :	$ **** per Share, being the fair market value thereof on the Grant Date

Stock Options vest and become exercisable:	Vesting Date	Percentage

Expiration Date:	The [xx] anniversary of the Grant Date (at the close of business) (the “Stated Expiration Date”) or, in the event Employee’s employment by the Company or its subsidiaries earlier terminates, then at the date the options expire or cease to be exercisable as provided under Section 5 hereof

Other Exercise Conditions	Stock Options may only be exercised at a date that the fair market value of a Share exceeds the Base Price, and only if the Stock Options are otherwise exercisable at such date.
     The Stock Options are subject to the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Stock Options attached hereto. The number and kind of Shares purchasable and the Exercise Price are subject to adjustment in accordance with Section 15 of the Plan.
     Employee acknowledges and agrees that (i) the Stock Options are nontransferable, except as provided in Section 4 hereof and Section 17 of the Plan, (ii) the Stock Options and certain amounts of gain realized upon exercise of the Stock Options, are subject to forfeiture in the event Employee fails to meet applicable requirements relating to non-competition, confidentiality, non-solicitation of customers, suppliers, business associates, employees and service providers, non-disparagement and cooperation in litigation with respect to the Company and its subsidiaries and affiliates, and in the event of financial reporting misconduct in specified circumstances, as set forth in Section 7 hereof and Section 22 of the Plan, (iii) the Stock Options are subject to forfeiture in the event of Employee’s Termination of Employment in certain circumstances, as provided in Section 5 hereof, (iv) sales of Shares will be subject to the Company’s policies regulating securities trading by employees and the securities laws of the United States and (v) a copy of the Plan has previously been delivered to Employee or is available as specified in Section 1 below.

     IN WITNESS WHEREOF, 180 CONNECT, INC. has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, both parties intending to be legally bound hereby.

Employee	180 CONNECT, INC.

By:

«First_Name» «Last_Name»		[Name]
[Title]

TERMS AND CONDITIONS OF STOCK-OPTIONS
     The following Terms and Conditions apply to the Stock Options granted to Employee by 180 CONNECT, INC. (the “Company”), as specified on the preceding page. Certain terms of the Stock Options, including the number of Shares purchasable, vesting and expiration dates, and the Exercise Price, are set forth on the preceding page.
     1. General. This award is comprised on non-qualified stock options. This award is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. The Stock Options are granted to Employee under the Company’s 2007 Long-Term Incentive Plan (the “Plan”), a copy of which is available for review, along with other documents relating to the Plan, on the Company’s intranet site. All of the terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan shall govern. By accepting the grant of the Stock Options, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Company’s Compensation Committee (the “Committee”) made from time to time, provided that no such Plan amendment, rule or regulation or Committee decision or determination shall materially and adversely affect the rights of the Employee with respect to the Stock Options without Employee’s consent.
     2. Right to Exercise Stock Options. Subject to all applicable laws, rules, regulations and the terms of the Plan and this Agreement, Employee may exercise the Stock Options if and to the extent they have become vested and exercisable but not after the Stated Expiration Date of the Stock Options or after any earlier applicable date upon which the Stock Options have terminated.
     3. Method of Exercise.
     (a) To exercise the Stock Options, unless otherwise permitted by the Company, Employee must give written notice to the Company or its agent, which notice shall specifically refer to this Agreement, state the number of Shares as to which the Stock Options are being exercised, the name in which he or she wishes the Shares to be issued, and be signed by Employee. Once Employee gives a valid notice of exercise, such notice may not be revoked. When Employee exercises the Stock Options, or part thereof, the Company will transfer Shares by certificate issued to Employee, or by delivery of Shares to Employee’s brokerage account at a designated securities brokerage firm or otherwise deliver Shares to Employee. No Employee or beneficiary shall have at any time any rights with respect to Shares covered by this Agreement prior to issuance of certificates (or certificate-less credit) therefor following exercise of the Stock Options as provided above. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of issue of such stock certificates (or credit). If any fractional Share would be deliverable upon exercise, after taking into account withholding for mandatory taxes in accordance with Section 9(a), the Company will pay cash in lieu of delivery of such fractional Share or will use such cash to apply towards withholding for taxes.
     (b) Payment of Exercise Price may be made in one of the following forms:
     (i) in cash;
     (ii) by surrendering previously acquired Shares having a fair market value at the time of exercise equal to the Exercise Price;
     (iii) by certifying ownership of Shares having a fair market value at the time of exercise equal to the Exercise Price in exchange for a reduction in the number of Shares issuable upon exercise of the award; or

     (iv) to the extent permitted by law, by delivery of irrevocable instructions to a broker to (A) promptly deliver to the Company the amount of sale proceeds from Shares under the Stock Option or loan proceeds to pay the Exercise price and any withholding taxes due to the Company and (B)) deliver to Employee the balance of the Stock Option proceeds in the form of cash or Shares.
     4. Nontransferability. Except to the extent permitted under and subject to the conditions of Section 17 of the Plan, the Stock Options may not be assigned or transferred in any way by the Employee, except at Employee’s death, by his or her will or pursuant to the applicable laws of descent and distribution or to his or her designated beneficiary, and in the event of his or her death the Stock Options shall be exercisable as provided in Section 5 hereof. If Employee shall attempt to make such prohibited assignment or transfer, the unexercised portion of the Stock Options shall be null and void and the Company shall have no further liability hereunder.
     5. Termination Provisions. Except as provided in this Section 5, Employee shall have the right to exercise vested Stock Options only for so long as he or she remains in the employ of the Company or a subsidiary of the Company, including a subsidiary which becomes such after the date of this Agreement. The following provisions will govern the vesting, exercisability and expiration of the Stock Options in the event of Employee’s Termination of Employment (as defined below); provided that the Committee retains its powers to accelerate vesting or modify these terms subject to the consent of Employee in the case of a modification materially adverse to Employee:
     (a) Death or Disability. In the event of Employee’s Termination of Employment due to death or Disability (as defined below), the following rules will apply:
•	Unvested Stock Options will not be forfeited, but will become immediately vested and exercisable in full.

•	Unless otherwise forfeited, the Stock Options will remain outstanding and exercisable until the first anniversary of the date of Termination of Employment due to death or Disability (but in no event after the Stated Expiration Date), at which date the Stock Options will cease to be exercisable and will terminate, except as otherwise provided herein.
     (b) Retirement. In the event of Termination of Employment by Employee due to Retirement, the following rules apply:
•	Unvested Stock Options will not be forfeited, but will become immediately vested and exercisable in full.

•	Unless otherwise forfeited, the Stock Options will remain outstanding and exercisable until the Stated Expiration Date, at which date the Stock Options will cease to be exercisable and will terminate, except as otherwise provided herein.
     (c) Termination by the Company or Termination Voluntarily by the Employee. In the event of Employee’s Termination of Employment due to Termination of Employment by the Company or by Employee voluntarily (other than a Retirement), the following rules will apply:
•	All unvested Stock Options will be immediately forfeited

•	In the case of Termination of Employment by the Company not for Cause (as defined below) or Employees voluntary termination all vested Stock Options will cease to be exercisable and will terminate on the date 90 days after Termination of Employment (but in no event after the Stated Expiration Date).

•	In the case of Termination of Employment by the Company for Cause, all vested Stock Options also will cease to be exercisable and will terminate immediately.
     (d) Death Following Termination; Exercise Following Death. In the event of Employee’s death following a Termination of Employment, the Stock Options shall remain outstanding in accordance with the provisions of this Section 5 applicable to the Termination of Employment. Any Stock Options exercisable under Section 5(a) or this Section 5(d) following

Employee’s death may be exercised by Employee’s legal representative, distributee, legatee or designated beneficiary, as the case may be.
     (e) Certain Definitions. The following definitions apply for purposes of this Agreement:
     (i) “Cause” means, (A) Employee’s conviction of any criminal violation involving dishonesty, fraud or breach of trust or (B) Employee’s willful engagement in gross misconduct in the performance of Employee’s duties that materially injures the Company.
     (ii) “Disability” means a disability as defined under Treas. Reg. § 1.409A-3(i)(4), as determined by the Company based upon written evidence of such disability from a medical doctor in a form satisfactory to the Company.
     (iii) “Retirement” means Termination of Employment by either the Company or Employee either (A) at or after Employee has attained age 62 or (B) at or after Employee has attained age 60 with at least ten years of service to the Company, provided that a Termination by the Company for Cause shall not be deemed a Retirement. For this purpose, any period of service by Employee to a predecessor of the Company or to a company that has been acquired by the Company shall be counted toward years of service with the Company.
     (iv) “Termination of Employment” means the event by which Employee ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. If Employee is granted a leave of absence for military or governmental service or other purposes approved by the Board, he or she shall be considered as continuing in the employ of the Company, or of a subsidiary of the Company, for the purpose of this subsection, while on such authorized leave of absence.
     6. Change in Control Provisions. The provisions of Section 14 of the Plan shall apply to the Stock Options. Accordingly, in the event of a Change in Control (as defined in Section 9 of the Plan), the Stock Options, if not previously forfeited, will be fully vested and exercisable.
     7. Leave of Absence/Temporary Layoff. If Employee takes an approved leave of absence from the Company or a subsidiary, and which does not constitute a termination of employment as determined by the Company, during such leave (i) Employee’s Stock Options will continue to vest in accordance with the vesting schedule set forth above and (ii) Employee may exercise Stock Options that are vested or become vested. If Employee’s employment is terminated during the leave, the treatment of his or her Stock Options will be determined as described in Section 5 above.
     8. Forfeiture Provisions. Notwithstanding anything contained in this Agreement to the contrary, if Employee engages in any activity inimical, contrary or harmful to the interests of the Company, including but not limited to: (a) competing, directly or indirectly (either as owner, employee or agent), with any of the businesses of the Company, (b) violating any Company policies, (c) soliciting any present or future employees or customers of the Company to terminate such employment or business relationship(s) with the Company, (d) disclosing or misusing any confidential information regarding the Company, or (e) participating in any activity not approved by the Board of Directors of the Company which could reasonably be foreseen as contributing to or resulting in a Change of Control of the Company (as defined in the Plan) (such activities to be collectively referred to as “wrongful conduct”), then (i) this Award, to the extent it not fully vested, shall terminate automatically on the date on which Employee first engaged in such wrongful conduct, and (ii) if the misconduct occurred within six months of a Vesting Date, Employee shall pay to the Company in cash any financial gains realized upon the exercise of the Stock Options. For purposes of this section, financial gain shall equal, the difference between the fair market value of the common stock on the date of exercise and the Exercise Price, multiplied by the number of Shares purchased pursuant to that exercise (without reduction for Shares surrendered or attested to) reduced by any taxes paid in countries other than the United States to acquire and/or exercise and which are not otherwise eligible for refund from the taxing authorities. By accepting this Stock Option, Employee consents to and authorizes the Company to deduct from any amounts payable by the Company to Employee, any amounts Employee owes to the Company under this section. This right of set-off is in addition to any other remedies the Company may have against Employee for breach of this Agreement.
9. Employee Representations and Warranties, Consents and Acknowledgements.
     (a) General. As a condition to the exercise of the Stock Options, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation, and to make a representation and warranty that no Forfeiture Event has occurred or is contemplated within the meaning of Section 7 hereof.
     (b) Consent Relating to Personal Data. By signing this Agreement, Employee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 9(b). Employee is not obliged to consent to such collection, use, processing and transfer of personal data. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Employee, including Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Stock Options and other equity awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Employee’s favor (“Data”). The Company and/or its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Employee’s behalf to a broker or other third party with whom Employee may elect to deposit any Shares acquired pursuant to the Plan. Employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company.
     (c) Stock Options Represent Extraordinary Compensation Item. Employee’s participation in the Plan is voluntary. The value of the Stock Options is an extraordinary item of compensation. As such, the Stock Options are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. Rather, the awarding of the Stock Options to Employee under the Plan represents a mere investment opportunity.
     (d) Consent to Electronic Delivery. EMPLOYEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, ANY DISCLOSURE OR OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO EMPLOYEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. THE COMPANY WILL SEND TO EMPLOYEE AN E-MAIL ANNOUNCEMENT WHEN A NEW PLAN DOCUMENT IS AVAILABLE ELECTRONICALLY FOR EMPLOYEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE PLAN DOCUMENT CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, EMPLOYEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK. EMPLOYEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE ADDRESS

SPECIFIED IN SECTION 10(d) HEREOF. EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (I) THE TERMINATION OF EMPLOYEE’S PARTICIPATION IN THE PLAN AND (II) THE WITHDRAWAL OF EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS OR HER CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO THE ADDRESS SPECIFIED IN SECTION 10(d) HEREOF. IF EMPLOYEE WITHDRAWS HIS OR HER CONSENT TO ELECTRONIC DELIVERY, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING EMPLOYEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.
     10. Miscellaneous.
     (a) Mandatory Tax Withholding. Unless otherwise determined by the Committee, at the time of exercise the Company will withhold from any Shares deliverable upon exercise, in accordance with Section 18 of the Plan, the number of Shares having a value approximately equal to the amount of income taxes, employment taxes or other withholding amounts required to be withheld under applicable local laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. The number of Shares withheld will be subject to rounding up or down to the nearest whole Share, with a view to ensuring that such Share withholding does not result in recognition of any additional accounting expense by the Company. Employee will be responsible for any taxes relating to the Stock Options and the exercise thereof not satisfied by means of such mandatory withholding.
     (b) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Stock Options, and supersedes any prior agreements or documents with respect to the Stock Options. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company.
     (c) No Promise of Employment. The Stock Options and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation. Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, provided, however that any outstanding Stock Options shall not be materially and adversely affected. The grant of Stock Options under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Stock Options or benefits in lieu of Stock Options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of Stock Options, vesting provisions and the exercise or base price.
     (d) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at its principal place of business, attention: General Counsel, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.
     (e) Substitute Stock Appreciation Right. The Company reserves the right to substitute a Stock Appreciation Right for your Stock Option in the event certain changes are made in the accounting treatment of stock options. Any substitute Stock Appreciation Right shall be applicable to the same number of Shares as your Stock Option and shall have the same

Expiration Date, Exercise Price, and other terms and conditions. Any substitute Stock Appreciation Right may be settled only in common stock.
     (f) Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction, or application of the Plan or this Agreement will be determined and resolved by the Committee or its delegate. Such determination or resolution by the Committee or its delegate will be final, binding and conclusive for all purposes.
     (g) Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.